TIDAL TRUST II 485BPOS

Exhibit 99.(d)(xvi)(ix)

ELEVENTH AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Eleventh Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of April 4, 2025, by and between TIDAL TRUST II (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of August 15, 2023, as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement to add 16 new Funds. In particular, the parties desire to amend and restate Schedule A to add the following new Funds:

Defiance Daily Target 2X Long DJT ETF
Defiance Daily Target 2X Long RDDT ETF
Defiance Trillion Dollar Club Index ETF
Defiance Nasdaq 100 LightningSpread™ Income ETF
Defiance S&P 500 LightningSpread™ Income ETF
Defiance Russell 2000 LightningSpread™ Income ETF
Defiance Daily Target 2X Short CVNA ETF
Defiance Daily Target 2X Short IONQ ETF
Defiance Daily Target 2X Short PLTR ETF
Defiance Daily Target 2X Short RKLB ETF
Defiance Daily Target 2X Long ARM ETF
Defiance Daily Target 2X Long UBER ETF
Defiance Daily Target 2X Long ANET ETF
Defiance Daily Target 2X Long PM ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST II		TIDAL INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:	/s/ Eric Falkeis	By:	/s/ Daniel H. Carlson

Name:	Eric Falkeis	Name:	Daniel H. Carlson

Title:	Principal Executive Officer	Title:	Co-Founder and Chief of Staff

Date:	April 6, 2025	Date:	April 5, 2025

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

(April 4, 2025)

Fund Name	Advisory Fee
Defiance Nasdaq 100 Enhanced Options Income ETF	0.99%
Defiance S&P 500 Enhanced Options Income ETF	0.99%
Defiance R2000 Enhanced Options Income ETF	0.99%
Defiance Treasury Alternative Yield ETF	0.75%
Defiance Developed Markets Enhanced Options Income ETF	0.99%
Defiance Emerging Markets Enhanced Options Income ETF	0.99%
Defiance Nasdaq 100 Target Income ETF	0.85%
Defiance S&P 500 Target Income ETF	0.85%
Defiance R2000 Target Income ETF	0.85%
Defiance Gold Enhanced Options Income ETF	0.99%
Defiance Silver Enhanced Options Income ETF	0.99%
Defiance Oil Enhanced Options Income ETF	0.99%
Defiance Treasury Enhanced Options Income ETF	0.99%
Defiance Daily Target 2X Long Ether ETF	0.95%
Defiance Daily Target 2X Short MSTR ETF	1.29%

Defiance Daily Target 2X Long RIOT ETF	0.95%
Defiance Daily Target 2X Long Copper ETF	0.95%
Defiance Daily Target 2X Long China Dragons ETF	0.95%
Defiance Daily Target 2X Long LLY ETF	1.29%
Defiance Daily Target 2X Long MSTR ETF	1.29%
Defiance Daily Target 2X Long NVO ETF	1.29%
Defiance Daily Target 2X Long AVGO ETF	1.29%
Defiance Daily Target 2X Long SMCI ETF	1.29%
Defiance Daily Target 2X Long Solar ETF	0.95%
Defiance Daily Target 2X Long Uranium ETF	0.95%
Defiance Daily Target 2X Short Ether ETF	0.95%
Defiance Large Cap ex-Mag 7 ETF	0.35%
Defiance Daily Target 2X Long SOFI ETF	1.29%
Defiance Daily Target 2X Long AMAT ETF	1.29%
Defiance Daily Target 2X Long GOLD ETF	1.29%
Defiance Daily Target 2X Long ORCL ETF	1.29%
Defiance Daily Target 2X Long FSLR ETF	1.29%
Defiance Daily Target 2X Long DKNG ETF	1.29%
Defiance Hot Sauce 2X ETF	1.49%
Defiance AI & Power Infrastructure ETF	0.69%
Defiance Leveraged Long MSTR ETF	1.29%
Defiance Leveraged Long + Income MSTR ETF	1.29%
Defiance Daily Target 2X Long HIMS ETF	1.29%
Defiance Daily Target 2X Long IONQ ETF	1.29%
Defiance Daily Target 2X Long RKLB ETF	1.29%

Defiance Daily Target 2X Long CVNA ETF	1.29%
Defiance Daily Target 2X Long HOOD ETF	1.29%
Defiance Daily Target 2X Long VST ETF	1.29%
Defiance Daily Target 2X Long JPM ETF	1.29%
Defiance Daily Target 2X Long PENN ETF	1.29%
Defiance Daily Target 2X Long SOUN ETF	1.29%
Defiance Daily Target 2X Long MRVL ETF	1.29%
Defiance Daily Target 2X Long RGTI ETF	1.29%
Defiance Daily Target 2X Short RIOT ETF	1.29%
Defiance Daily Target 2X Short SMCI ETF	1.29%
Defiance Daily Target 2X Short LLY ETF	1.29%
Defiance Daily Target 2X Long DJT ETF	1.29%
Defiance Daily Target 2X Long RDDT ETF	1.29%
Defiance Trillion Dollar Club Index ETF	0.49%
Defiance Nasdaq 100 LightningSpread™ Income ETF	0.99%
Defiance S&P 500 LightningSpread™ Income ETF	0.99%
Defiance Russell 2000 LightningSpread™ Income ETF	0.99%
Defiance Daily Target 2X Short CVNA ETF	1.29%
Defiance Daily Target 2X Short IONQ ETF	1.29%
Defiance Daily Target 2X Short PLTR ETF	1.29%
Defiance Daily Target 2X Short RKLB ETF	1.29%
Defiance Daily Target 2X Long ARM ETF	1.29%
Defiance Daily Target 2X Long UBER ETF	1.29%

Defiance Daily Target 2X Long ANET ETF	1.29%
Defiance Daily Target 2X Long PM ETF	1.29%

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